SCHEDULE II

INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-CARTER WALLACE INC

                    GABELLI SECURITIES, INC.
                                 9/06/01            6,000            20.1833
                                 8/31/01            8,000            20.1500
                    GAMCO INVESTORS, INC.
                                 9/06/01           10,000            20.1976
                                 9/05/01            1,000            20.1800
                                 9/04/01            6,000            20.1991
                                 9/04/01           30,000            20.1991
                                 8/31/01            1,500-           20.1767
                                 8/30/01           14,000            20.1929
                                 8/29/01           15,000            20.1855
                                 8/29/01            2,500            20.1660


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.